Exhibit 99.1

HISTOGENICS CORPORATION PROMOTES STEPHEN KENNEDY TO EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER

WALTHAM, Mass., October 12, 2017 /GLOBE NEWSWIRE/ – Histogenics Corporation (Histogenics) (Nasdaq: HSGX), a leading cell therapy company focused on developing and commercializing products in the musculoskeletal space, today announced the promotion of Stephen Kennedy from Chief Technology Officer to Executive Vice President & Chief Operating Officer, effective October 12, 2017. Mr. Kennedy brings more than 30 years of executive product development, manufacturing, technology assessment and commercialization experience at leading biotechnology companies and esteemed academic institutions, including Genzyme, MIT, and Genencor. He has substantial experience taking early-stage technologies through development, approval and commercial launch using multiple U.S. and global regulatory pathways and will continue to oversee all manufacturing, quality assurance, quality control, research & development, technology assessment, intellectual property and activities with our advisory board and collaboration partners.

“Since joining Histogenics four years ago, Steve has led the evolution of our cell therapy and tissue engineering platform, assembled an excellent team internally and managed our leading Scientific Advisory Board.” said Adam Gridley, President & CEO of Histogenics. “His contributions to the strong technical platform underlying our NeoCart® product have been substantial, from our recent published work with Cornell University to our expedited regulatory pathway in Japan, and we’re pleased to recognize Steve’s leadership with this well-deserved promotion. He and his technical operations, quality and R&D teams have successfully supported the Phase 3 trial of NeoCart, several successful raw material submissions to the FDA, and are actively preparing our upcoming BLA submission in 2018, subject to successful outcomes in our ongoing Phase 3 clinical trial of NeoCart in the U.S. As we prepare to commercialize NeoCart for knee cartilage repair in the U.S., Japan and other territories and develop additional products for international expansion, Steve’s leadership will be crucial for our continued success,” continued Mr. Gridley

Prior to joining Histogenics in 2013, Mr. Kennedy served as the Executive Vice President, Research and Development, at Mascoma Corporation, a biofuel company from 2011 to 2013. Prior to that, Mr. Kennedy spent 18 years at Genzyme Corporation, where he held several senior leadership roles in Technical Operations, as the company developed from small start-up to a major player in the biopharmaceutical industry. As Genzyme’s Senior Vice President of Biologics Technical Operations, he developed cGMP biologics manufacturing operations at facilities in Belgium and France, oversaw Genzyme’s gene therapy operation in San Diego, and formed the global Biologics Operations organization. Before this, Mr. Kennedy developed the manufacturing process optimization organization that supported Genzyme’s full range of products, including all biologics, Carticel® and hyaluronic acid products, such as Seprafilm®. Early in his career at Genzyme, Mr. Kennedy focused on implementation and optimization of cell culture manufacturing technologies used in the production of flagship products at Genzyme, including Ceredase® and Cerezyme®. He has also served as Executive Director of the Novartis/MIT Center for Continuous Manufacturing at the Massachusetts Institute of Technology. Mr. Kennedy has a B.S. from the University of Michigan, an M.S. from the University of Rochester and an M.B.A. from Boston University.

About Histogenics Corporation

Histogenics is a leading cell therapy company developing and commercializing novel tissue therapies that may offer more rapid and durable recoveries for patients with pain and loss of function due to musculoskeletal conditions. Histogenics’ regenerative medicine platform combines expertise in cell processing, scaffolding, tissue engineering and bioadhesives to create tissue ex-vivo. Histogenics’ first investigational product candidate, NeoCart is designed to treat cartilage defects in the knee. Histogenics recently completed enrollment of its NeoCart Phase 3 clinical trial and expects to report top-line data in the third quarter of 2018. NeoCart is designed to exhibit characteristics of articular, hyaline cartilage prior to and upon implantation into the knee and therefore does not rely on the body to make new cartilage. As a result, NeoCart is the only product in development or on the market with a one-year primary superiority endpoint as compared to the standard of care. There are more than 500,000 or more knee cartilage procedures in the United States each year, with many healthy active adults avoiding treatment as they seek other alternatives. Left untreated, even a small cartilage defect can expand in size and progress to debilitating osteoarthritis, ultimately necessitating a joint replacement procedure. Osteoarthritis is more common in adults over the age of 50, but the condition and precursors of the condition can be observed much earlier, and cartilage damage is believed to be one of the leading contributors of this disease. For more information, please visit www.histogenics.com.

Forward-Looking Statements

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in Histogenics’ forward-looking statements include, among others: the timing and success of Histogenics’ NeoCart Phase 3 clinical trial, including, without limitation, possible delays in generating the data from the trial; the ability to obtain and maintain regulatory approval of NeoCart or any product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Histogenics’ product candidates; the ability to obtain and maintain regulatory approval regarding the comparability of critical NeoCart raw materials following our technology transfer and manufacturing location transition; the size and growth of the potential markets for Histogenics’ product candidates and the ability to serve those markets; Histogenics’ expectations regarding its expenses and revenue; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Histogenics’ annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Histogenics’ results.

There can be no assurance that the actual results or developments anticipated by Histogenics will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Histogenics. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Histogenics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Histogenics cautions investors not to rely too heavily on the forward-looking statements Histogenics makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Histogenics undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Investor Relations

Tel: +1 (781) 547-7909

InvestorRelations@histogenics.com